UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 30, 2020 (September 23, 2020)

Ariel Clean Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54159	84-1209978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7th Floor, Naiten Building, No. 1 Six Li Oiao, Fentai District Beijing, PRC	100161
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +86 1370-139-9692

86 Broad Street, 18th Floor, New York NY 10004

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

Effective September 30, 2020, a change of control occurred with respect to Arial Clean Energy Inc., a Delaware corporation (“Company”). Pursuant to a Securities Purchase Agreement (“Agreement”) dated September 30, 2020 by and among Mr. Yu Yang, an individual, as Buyer, Nexus BioFuel, Inc., a British Columbia corporation (“Nexus BioFuel”) and SeaMorri Financial Partners, LLC, a Texas limited liability company (“SeaMorri”), as “Sellers” and the Company, Mr. Yang acquired all of the shares of Class A common stock of the Sellers as indicated below (“Acquired Shares”);

Seller	# of Acquired Shares
SeaMorri	80,000,000
Nexus BioFuel	13,531,000
93,531,000

The Acquired Shares represent82.55% of the total issued and outstanding Class A common stock of the Company.

In addition pursuant to the Agreement, BioNexus assigned to Mr. Yang all of its rights, titles and interests in and to certain loans made by BioNexus to the Company totaling $86,250, plus accrued interest. These amounts include certain outstanding payables made by BioNexus at closing. The total consideration paid by Mr. Yang was $330,000 which were funds from Buyer. The Agreement contained customary representations, warranties, covenants and conditions by the Company.

On the Closing Date, Mr. Delbert Seabrook, the sole officer of the Company, resigned in all officer capacities from the Company and Mr. Yang was appointed Chief (Principal) Executive Officer, President, Chief (Principal) Financial Officer and Treasurer the Company. In addition, Mr. Yang was be appointed a director of the Company.

Effective upon the 10th day after the mailing of the Company’s information statement on Schedule 14f-1 (the “Schedule 14f-1”) to the Company’s stockholders (the “Appointment Date”), Mr. Seabrook will resign as a director of the Company. On that same date, Mr. Yang will be appointed as the Company’s Chairman of the Board of the Company.

New Executive Officer and Director.

Name	Age	Position
Yu Yang	37	President, Chief Executive Officer,Chief Financial Officer and Director

Mr. Yu Yang currently is, and has been for the past seven years, the Chairman of Chitose International Industrial Group Co. Ltd. (“Chitose”) which is a medium and large industrial holding company in China. Chitose headquarters are in Beijing, however it maintains offices throughout China. Mr. Yang brings 10 years of management experience to the Company. He holds a Master’s Degree in Philosophy from Peking University.

There is no arrangement or understanding between the new officer and director and any other persons pursuant to which new officer and director was selected as a director of the Company. The Company has not determined what if any committee the new officer and director will serve on behalf of the Company. There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which our new officer and director is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event. There are no arrangements, known to the registrant, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

After giving effect to the above described transaction, the following table lists, as of the date of this report, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group.

Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is deemed to be the address of the issuer unless otherwise noted. The percentage of common stock held by each listed person is based on 113,296,421 shares of Class A common stock outstanding as of September 30, 2020. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Officers and Directors
Yu Yang	93,531,000	82.55%
All officers and directors as a group (1 individual)	93,531,000	82.55%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Yu Yang
Yu Yang
President and Director

Date: October 1, 2020

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